UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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iMedia Brands, Inc.
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iMedia Brands, Inc.
6740 Shady Oak Road
Eden Prairie, MN 55344-3433
May 4, 2021
Dear Shareholders:
You are hereby notified of the Annual Meeting of Shareholders (the “Annual Meeting”) of iMedia Brands, Inc., a Minnesota corporation (the “Company”), to be held at our offices located at 6690 Shady Oak Road (Human Resources Entrance), Eden Prairie, Minnesota, on June 16, 2021 at 9:00 a.m. CT.
This year we are again taking advantage of a Securities and Exchange Commission rule allowing us to furnish our proxy materials over the Internet. You will receive a Notice Regarding Availability of Proxy Materials that will tell you how you can access our proxy materials which describe the matters to come before the meeting. It also will tell you how to request a paper or e-mail copy of our proxy materials.
Whether or not you plan to attend the Annual Meeting, please take the time to vote. Please vote your shares as instructed in the Notice Regarding Availability of Proxy Materials, or on your proxy card if you requested paper materials, and send your proxy through the Internet, telephone or mail as soon as possible so that your proxy is received prior to the Annual Meeting. This will assure that your shares will be represented at the meeting and voted in accordance with your wishes. Please vote as quickly as possible, even if you plan to attend the Annual Meeting.
Anyone who attends the meeting in person will need to comply with state and local safety guidelines for attending such events. Accordingly, please note that you may be required to wear a self-provided mask and agree to practice social distancing to access the venue and attend the meeting. If you are experiencing any symptoms of COVID-19 or you suspect or believe you have COVID-19 or were exposed to COVID-19 in the two weeks leading up to the meeting, then we ask that you please do not attempt to attend the meeting in person.
Your vote is extremely important regardless of the number of shares you own.
Sincerely,

Timothy A. Peterman
Chief Executive Officer

iMedia Brands, Inc
6740 Shady Oak Road
Eden Prairie, MN 55344-3433
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 16, 2021
To the Shareholders of iMedia Brands, Inc.:
The Annual Meeting of Shareholders (the “Annual Meeting”) of iMedia Brands, Inc., a Minnesota corporation (the “Company”), will be held at our offices located at 6690 Shady Oak Road (Human Resources Entrance), Eden Prairie, Minnesota on June 16, 2021 at 9:00 a.m. CT, or at any adjournments or postponements thereof. The Annual Meeting is being held for the purpose of considering and taking action with respect to the following:
1.	To elect eight persons to serve as directors on our Board of Directors until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified;
2.	To approve, on an advisory basis, the fiscal 2020 compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement;
3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2022; and
to transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.
Only Company shareholders of record as of the close of business on April 27, 2021 will be entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.
Your vote is extremely important. Even if you own only a few shares, and whether or not you plan to attend the meeting, you are requested to promptly vote either (1) through the Internet at the address listed on the Notice Regarding Availability of Proxy Materials or the proxy card, (2) by calling a toll-free telephone number listed on the proxy card or (3) by marking, signing and dating the proxy card and mailing it in the envelope provided.
Anyone who attends the meeting in person will need to comply with state and local safety guidelines for attending such events. Accordingly, please note that you may be required to wear a self-provided mask and agree to practice social distancing to access the venue and attend the meeting. If you are experiencing any symptoms of COVID-19 or you suspect or believe you have COVID-19 or were exposed to COVID-19 in the two weeks leading up to the meeting, then we ask that you please do not attempt to attend the meeting in person.
By Order of the Board of Directors

Timothy A. Peterman Chief Executive Officer

May 4, 2021
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Shareholders, Proxy Statement and Form 10-K are available at
https://materials.proxyvote.com/452465.

i

iMedia Brands, Inc.

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 16, 2021
This proxy statement is being furnished to holders of shares of common stock of iMedia Brands, Inc., a Minnesota corporation (the “Company” or “iMedia”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use in connection with our Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 16, 2021 at 9:00 a.m. CT, or at any adjournments or postponements thereof, for the purposes set forth herein. The Annual Meeting will be held at our offices located at 6690 Shady Oak Road (Human Resources entrance), Eden Prairie, Minnesota. The mailing of the Notice Regarding Availability of Proxy Materials, and the mailing of this proxy statement to shareholders who requested paper materials, will commence on or about May 4, 2021.
This proxy statement contains important information to consider when deciding how to vote on the matters set forth in the Notice of Annual Meeting of Shareholders. In this proxy statement, the terms “iMedia,” the “Company,” “we,” “our,” “ours,” and “us” refer to iMedia Brands, Inc. Our principal executive offices are located at 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433 and our main telephone number is (952) 943-6000.
Voting Matters and Voting Recommendations
The following proposals are included in this proxy statement and are scheduled to be voted on at the meeting. The Board recommends that you vote your shares as indicated below.
PROPOSAL		BOARD VOTING RECOMMENDATION	RATIONALE FOR SUPPORT	FOR FURTHER DETAILS
1.	Elect the eight directors identified in this proxy statement, each for a term of one year.	“FOR” each nominee	Our nominees are distinguished leaders who bring a mix of skills and qualifications to the Board and can represent the interests of all shareholders.	Page 2
2.	Approve the compensation of our named executive officers on an advisory basis.	“FOR”	Our executive compensation program is designed to attract and retain exceptional leaders and encourage them to behave like owners.	Page 20
3.	Ratify the selection of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending January 29, 2022.	“FOR”	The Audit Committee of the Board believes that it is in the best interests of the Company and its shareholders to retain Deloitte & Touche LLP.	Page 23

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
Proposal No. 1 is a proposal to elect eight persons to serve as directors on our Board of Directors. Each director will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified, or his or her earlier resignation or removal. All of the Board’s director nominees have consented to be named in this proxy statement and to serve as a director, if elected.
Our Corporate Governance and Nominating Committee (the “Governance Committee”) reviewed the makeup of the Board and recommended that each person named below be nominated for election as a director. All of the nominees named below were elected to serve as directors at our 2020 Annual Meeting of Shareholders, except for Darryl C. Porter who was appointed to the Board in August 2020 based on the recommendation of our Chief Executive Officer.
Based upon the recommendation of our Corporate Governance and Nominating Committee, the Board unanimously nominated the individuals recommended by the Governance Committee for election as directors. Assuming shareholders elect all the director nominees named in this proxy statement at the Annual Meeting, we will have eight directors. The Board has authority under our By-Laws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease the Board’s size between annual meetings. Your proxy holder will vote your shares for the Board’s nominees unless you instruct otherwise.
If prior to the Annual Meeting the Board should learn that any of its nominees will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of its nominees will be unable to serve. There are no family relationships between any director, executive officer, or person nominated to become a director.
Directors are elected by a plurality of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote. Shareholders do not have the right to cumulate their votes in the election of directors or with respect to any other proposal or matter. Assuming a quorum is present, the eight validly nominated individuals receiving the highest number of votes cast at the Annual Meeting will be elected directors.
Summarized below is certain information concerning the persons who are nominated by the Board for election to the Board. The Board recommends that shareholders vote FOR each of the eight director nominees named below to constitute the Board:
Michael Friedman, 50, has served as a member of our Board since May 2019. He has been an owner and officer of Sterling Time, LLC, which is the exclusive distributor of Invicta Watch Company of America, Inc. (“IWCA”) watches and watch accessories for television home shopping since 2005. Sterling Time, LLC has served as a vendor to the Company for over 20 years. We agreed pursuant to the common stock and warrant purchase agreement described under “Certain Relationships and Related Transactions” below to appoint Mr. Friedman to the Board. Mr. Friedman also serves on the Board of Trustees of Beth Medrash Govoha which is the world’s foremost Rabbinical College. Mr. Friedman brings to the Board both financial and operational expertise.
Landel C. Hobbs, 58, has served as a member of our Board since 2014. He has been the Company’s Chairman of the Board since August 2016 and prior to that time served as Vice Chair since 2015. He is the founder and has been Chief Executive Officer of LCH Enterprises LLC, a consulting and investment firm that operates in the broader technology, telecommunications and media space, since 2010. Mr. Hobbs previously served as Chief Operating Officer of Time Warner Cable (“TWC”) from 2005 until the end of 2010 and was Chief Financial Officer of TWC from 2001 until 2005. He served as Vice President of Financial Analysis and Operations Support for all divisions of AOL Time Warner from 2000 until 2001. Mr. Hobbs also served in various positions, including Senior Vice President, Controller and Chief Accounting Officer, of Turner Broadcasting System, Inc. from 1993 until 2000. Before joining Turner in 1993, he served as Senior Vice President and Audit Director of Banc One Illinois Corporation and as a Senior Manager with KPMG Peat Marwick. He is currently Chairman of the National 4H Council. He was previously the Chairman of The Dyslexia Resource Trust, Lead Director of Allconnect, Chair and a Director of CSPAN, a Trustee of Women in Cable Television, and a Broadcasting and Cable Hall of Fame Member. Mr. Hobbs brings to the Board significant cable and broadcast television expertise which is invaluable to the Company and management when assessing and structuring both cable and satellite distribution and other carriage deals. Mr. Hobbs also has an extensive finance and operations background which benefits the Board with analyzing financial transactions, financial reporting as well as accounting oversight.
Jill Krueger, 61, has served as a member of the Board since September 2019. She has served as the president and CEO of Symbria, Inc., located in Warrenville, Illinois, since it was founded in 1995. Symbria is a leading national developer and provider of innovative, outcome-driven programs that enhance the lives of the geriatric population. Prior to joining Symbria, she was a partner at KPMG LLP, an international accounting firm. Ms. Krueger is a Certified Public Accountant and a Certified Management Accountant, and she is experienced in corporate governance, having served as a director of two publicly-traded boards, six privately held for-profit or limited liability company boards, and three nonprofit boards. Ms. Krueger currently serves on the board of publicly traded Capital Senior Living and is also a member of the compensation committee and serves as the chair of the audit committee. Additionally, she serves as a member of the board and steering committee of the American Board of Post-Acute and Long-Term Care Medicine. Ms. Krueger brings to the Board significant financial, accounting and operational experience.
Eyal Lalo, 46, has served as a member of the Board since September 2019 and as its Vice Chair since May 2019. He has been owner, Chief Executive officer and member of the board of directors of IWCA, a designer and manufacturer of Invicta-branded watches and watch accessories, since 1996. Under Mr. Lalo’s leadership, IWCA has been recognized for its vast amount of design and product innovations targeted to all demographics and age groups, and has developed a strong following from collectors worldwide. For over 20 years Mr. Lalo has worked very closely with the Company to develop fundamental strategies to drive sales growth benefiting IWCA and the Company. Through his service on the Board, his experience may now be applied to all product categories within our portfolio. Mr. Lalo has served as Vice Chair of the Company’s Board of Directors since May 2019 and was appointed to the Board in accordance with the terms of the common stock and warrant purchase agreement described under “Certain Relationships and Related Transactions.” Mr. Lalo brings to the Board experience in consumer product design, sales, development and manufacturing, as well as operational expertise.
Lisa A. Letizio, 58, has served as a member of the Board since 2015. She is a senior advisor and principal to LivingHR, Inc., a culture first consulting and search group, since 2014. She served as the Chief Human Resources Officer at HSN, Inc. from 1998 to 2014. In that role, Ms. Letizio oversaw the Human Resources teams for all of HSNi, a retail portfolio that included HSN, a leading interactive multichannel retailer. Prior to joining HSNi, Ms. Letizio was Vice President of Human Resources of The Timberland Company from 1992 to 1998. Ms. Letizio is a board member and chairs the advisory council of the St. Petersburg Arts Alliance. Ms. Letizio provides the Board with valuable talent acquisition and assessment, leadership development, and compensation experience obtained over her more than 30-year career in the consumer goods and home shopping industries. Her deep experience in these areas provides the Board with strategic and operational leadership and critical insights into human resources and executive compensation issues.
Timothy A. Peterman, 54, rejoined our company as Chief Executive Officer in May 2019 and was appointed as Interim Chief Financial Officer in January 2020 and as a member of the board in April 2020. From March 2015 through April 2018, Mr. Peterman served as our Chief Financial Officer, and was promoted to Chief Operating Officer / Chief Financial Officer in June 2017. Mr. Peterman served as Chief Financial Officer and Chief Operating Officer and Chief Financial Officer at Amerimark Interactive from April 2018 to May 2019. Prior to March 2015, Mr. Peterman served in various senior roles in leading interactive media companies including IAC/Interactive Corp (Nasdaq: IAC); Sinclair Broadcast Group (Nasdaq: SBGI), and the E.W Scripps Company (Nasdaq: SSP). Mr. Peterman began his career at KPMG in Chicago in 1989, is a CPA and holds a BS in accounting from the University of Kentucky.
Darryl C. Porter, 58, has served as a member of the Board since August 2020. He founded and has served as the chief executive officer of Iconic Spectrum since 1996. Iconic Spectrum is a brand licensing company focused on creating compelling media content, distribution partnerships and experiential events to monetize brands. Prior to founding Iconic Spectrum, he was the chief executive officer of Underworld Entertainment, a production company developing and producing feature films, soundtracks and artist albums, from 1993 to 1996. From 1989 to 1993,

Mr. Porter served as the senior vice president, business affairs & production, for Tribune Entertainment Company, the syndication and entertainment arm of Tribune Company. Mr. Porter brings to the board significant executive, operational and creative experience, particularly in television and film production and the entertainment and brand licensing industries.
Aaron P. Reitkopf, 54, has served as a member of the Board since July 2019 and has been a Global Board Member of MullenLowe Group Global, an integrated marketing communications network consisting of specialized agencies in communications, media, CRM, public relations and experience-led transformation, since 2018. In addition, since 2010 Mr. Reitkopf has served as the Global Chairman of MullenLowe Profero, a global, experience-led transformation agency and part of MullenLowe Group. He has also served on the board of Amref, the largest healthcare NGO in Africa, since 2017. From 1996 to 2010, Mr. Reitkopf served as Chief Executive Officer and President of KBS+, a marketing communications company. Prior to that Mr. Reitkopf worked in various positions for different advertising agencies. Mr. Reitkopf brings to the Board expertise in marketing and communications across all channels.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Shareholder Communications with the Board of Directors
Persons interested in communicating with the Board are encouraged to contact the Chair of the Board, all outside directors as a group, or an individual director by submitting a letter or letters to the desired recipients in an envelope labeled with “Chair of the Board” or the names of specified directors. This letter should be placed in an envelope and mailed to iMedia Brands, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary. The Corporate Secretary will forward the communication to the designated recipient(s) or the Chair of the Board.
Attendance at Shareholder Meetings
The directors are encouraged, but not required, to attend all meetings of our shareholders. Mr. Peterman was the only then-serving director in attendance at our 2020 Annual Meeting of Shareholders.
Board Leadership Structure and Risk Oversight
Landel C. Hobbs is Chair of the Board, and Eyal Lalo is Vice Chair of the Board. The Chair of the Board and the Chief Executive Officer are currently separate offices. The Board believes that having separate positions and having an independent director serve as Chair of the Board is the appropriate leadership structure for us and demonstrates our commitment to good corporate governance. The Board retains the right to exercise its discretion in combining or separating the offices of Chair of the Board and Chief Executive Officer if it believes it is in the best interest of the Company and its shareholders, in light of all circumstances at any particular time.
The Company’s management is responsible for risk management on a day-to-day basis and engages annually in a formal Enterprise Risk Management (“ERM”) process. ERM is a process applied in a strategy setting across the Company and is designed to identify and manage potential events or risks that may affect the Company and to provide reasonable assurance regarding the achievement of Company objectives. The Company develops an assessment of major risks facing the Company and mitigation plans as part of its annual strategic planning process, incorporating any new risk treatment strategies into normal business activities. Input gathered from the Board is analyzed and incorporated into the process.
The Board oversees the risk management activities of management directly and through the committees of the Board by discussing with management the policies and practices utilized by management in assessing and managing risks and by providing input on those policies and practices. In general, the Board oversees risk management activities relating to business strategy, strategic transactions, capital allocation, legal and regulatory risk, and operational risks; the Audit Committee oversees the ERM process and risk management activities related to certain financial risks; the Human Resources and Compensation Committee (the “HR and Compensation Committee”) oversees risk management activities relating to the Company’s compensation policies and practices and organizational risk; and the Governance Committee oversees risk management activities relating to Board composition and function. Each committee reports to the full Board on a regular basis, including reports with respect to the respective committee’s risk oversight activities as appropriate. Certain key risks and related mitigation plans are also reviewed more in depth throughout the year either by the Board or its committees. Management and the Board regularly review and discuss appropriate strategies to monitor and assess the effectiveness of risk treatment for long-term success.
Director Independence
Mses. Krueger and Letizio and Messrs. Hobbs, Porter and Reitkopf, constituting a majority of the Board, have been determined to be independent as that term is used in Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”) and as that term is defined in the rules established by The Nasdaq Stock Market, LLC (the “Nasdaq Rules”).

Committees of the Board of Directors
On-going committees established and maintained by the Board include the Audit Committee, the HR and Compensation Committee and the Governance Committee. The following table sets forth the membership of each of our standing committees:
Director	Audit Committee	HR and Compensation Committee	Governance Committee
Michael Friedman	—	—	—
Landel C. Hobbs	Member	—	Chair
Jill Krueger	Chair	Member	—
Eyal Lalo	—	—	—
Lisa A. Letizio	—	Chair	Member
Timothy A. Peterman	—	—	—
Darryl C. Porter	Member	—	Member
Aaron P. Reitkopf	—	Member	Member
Audit Committee
All members of the Audit Committee are independent as that term is used in Section 10A of the Exchange Act, as that term is defined in the Nasdaq Rules and as that term is defined by Section 301 of the Sarbanes-Oxley Act of 2002. The Board has determined that all members of the Audit Committee comply with Nasdaq’s financial-literacy requirements and that Ms. Krueger and Messrs. Hobbs and Porter each qualifies as an Audit Committee financial expert as defined by the SEC’s regulations.
The Audit Committee is established by the Board for the primary purpose of assisting the Board in overseeing:
•	management’s process for ensuring the integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes and financial statement audits;
•	the Company’s compliance with legal and regulatory requirements;
•	the registered public accounting firm’s (independent auditor’s) qualifications and independence;
•	the performance of the Company’s independent auditor and internal audit function, if applicable; and
•	the Company’s systems of disclosure controls and procedures and internal controls over financial reporting.
The Audit Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The role of the Audit Committee is described above and in the Audit Committee charter, which is reviewed annually and can be found on our website at https://investors.imediabrands.com/governance/governance-documents/default.aspx. The Audit Committee charter complies with the standards set forth in SEC and applicable stock exchange regulations.
HR and Compensation Committee
All members of the HR and Compensation Committee are independent directors as that term is defined in the Nasdaq Rules and are non-employee directors as defined by Rule 16b-3 under the Exchange Act. The HR and Compensation Committee charter complies with the standards set forth in SEC and applicable stock exchange regulations.
The responsibilities of the HR and Compensation Committee are set forth in the HR and Compensation Committee charter, which is reviewed annually and can be found on our website at https://investors.imediabrands.com/governance/governance-documents/default.aspx.
Among other duties, the HR and Compensation Committee has the responsibility to:
•
establish executive compensation strategy, including base salary, incentive compensation and any other compensation elements and evaluate the strategy in light of the Company’s non-binding advisory say on pay vote;

•
ensure that all executive officers are compensated in a manner consistent with such strategy, internal considerations, competitive practices and the requirements of regulatory agencies, and that they are not incentivized to take an undue amount of risk;

•	oversee our stock-based incentive plans and approve all grants to executive officers made in connection with those plans;
•	review and approve (i) the components of and total cash compensation for our Chief Executive Officer, and (ii) stock-based grants to our Chief Executive Officer;
•
review and approve any employment agreements or severance arrangements for the Chief Executive Officer or other members of senior management, including change-in-control provisions, plans or agreements;

•	monitor our employee benefit plans and discharge the duties imposed on the committee by the terms of those plans;
•	oversee succession planning for the Chief Executive Officer and other members of the senior executive team;
•	annually review and recommend to the Board cash and equity compensation for members of the Board and its Committees;
•	review and discuss with Company management the compensation disclosure contained in this proxy statement;
•	annually evaluate the performance of the committee and the adequacy of the committee’s charter, and report the evaluation to the Board; and
•	perform other duties or functions deemed appropriate by the Board.
Compensation decisions for the named executive officers (other than the Chief Executive Officer) and the other corporate officers directly reporting to the Chief Executive Officer are made by the HR and Compensation Committee, upon the recommendation of our Chief Executive Officer. For the Chief Executive Officer, the compensation decisions are made by the HR and Compensation Committee. Under its charter, the HR and Compensation Committee has the authority to engage, review and approve the payment of fees to or terminate advisors and consultants as it deems necessary to assist in the fulfillment of its responsibilities.
The HR and Compensation Committee’s meeting agendas are determined by its Chair, with the assistance of the Human Resources department and the Corporate Secretary. The HR and Compensation Committee reports on its actions regarding executive compensation to the Board.
The HR and Compensation Committee is supported by our human resources and legal departments upon request. In addition, the HR and Compensation Committee engages independent compensation consultants to assist the HR and Compensation Committee in discharging its responsibilities, which include conducting periodic reviews of the Company’s total compensation program for executive officers. Under a policy established by the HR and Compensation Committee, such consultants only perform work for the HR and Compensation Committee, the Board and other committees of the Board, and is not eligible to be retained by or perform work on behalf of our management for other benefits, compensation or recruiting services, or any other purposes. The HR and Compensation Committee engaged Frederic W. Cook & Co., Inc. to serve as its independent compensation consultant in 2020. In assessing such consultant’s independence, the HR and Compensation Committee considered a number of important factors including: the relationships that the consultant had with the Company, the members of the HR and Compensation Committee and our executive officers, as well as the policies that the consultant had in place to maintain its independence and objectivity. Based on that assessment, the HR and Compensation Committee determined that the work performed by the consultant raised no conflicts of interest.
Governance Committee
All members of the Governance Committee are independent directors as that term is defined the Nasdaq Rules. The Governance Committee advises and makes recommendations to the Board on all matters concerning the selection of candidates as nominees for election as directors, corporate governance and other matters as specified in the Governance Committee’s charter or as directed by the Board. The responsibilities of the Governance Committee are set forth in the Governance Committee charter, which is reviewed regularly in light of SEC and applicable stock exchange regulations and is available on our website at https://investors.imediabrands.com/governance/governance-documents/default.aspx.

Director Qualifications, Board Diversity and Shareholder Nominations for Directors
The Governance Committee charter describes the attributes we seek in considering director candidates. The Governance Committee will consider persons recommended by shareholders in selecting nominees for election to the Board. The Governance Committee recommends qualified individuals who, if added to the Board, will provide the mix of director characteristics and diverse experiences, perspectives and skills appropriate for the Company. We have determined that a majority of our directors should be independent directors. While the Governance Committee does not have a formal diversity policy, diversity is one of the factors set forth in the Governance Committee’s charter in analyzing the qualifications for directors.
In evaluating potential nominees, the Board considers the person’s integrity, judgment, skill, experience with entities in related industries (i.e., consumer retailing, TV home shopping, TV programming, media, fulfillment, direct response marketing, e-commerce, technology, finance, mergers and acquisitions, and corporate law), public company experience, and commitment to devote the time and attention necessary to fulfill his or her responsibilities to the Company. It also considers the diversity of experience, race, ethnicity, gender and age of the nominees to complement and enhance the other members’ experiences and backgrounds.
Shareholders who wish to suggest qualified candidates should write to: iMedia Brands, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Governance and Nominating Committee, c/o Corporate Secretary. All recommendations should state in detail the qualifications of the person for consideration by the Governance Committee and should be accompanied by an indication of the person’s willingness to serve.
Business Ethics Policies
We have adopted a business ethics policy applicable to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and other employees performing similar functions. A copy of the policy is available on our website at https://investors.imediabrands.com/governance/governance-documents/default.aspx. In addition, we have adopted a code of ethics for our Chief Executive Officer and senior financial management; this policy also is available on our website at https://investors.imediabrands.com/governance/governance-documents/default.aspx.
Attendance and Meetings of the Board of Directors and Its Committees
Our business and affairs are managed by the Board, which held 17 meetings during fiscal 2020. During fiscal 2020, the Audit Committee held 16 meetings; the HR and Compensation Committee held six meetings; and the Governance Committee held three meetings. During fiscal 2020, all of our current directors attended greater 75% or more of the aggregate number of meetings of the Board and the various committees on which he or she served.

EXECUTIVE COMPENSATION
Executive Summary
Business Overview
We are a leading interactive media company that owns a growing portfolio of lifestyle television networks, consumer brands and media commerce services. Our television brands are ShopHQ, ShopBulldogTV and ShopHQHealth. ShopHQ is our nationally distributed shopping entertainment network that offers a mix of proprietary, exclusive and name-brand merchandise in the categories of jewelry & watches, home & consumer electronics, beauty & wellness, and fashion & accessories directly to consumers 24 hours a day in an engaging and informative shopping experience. ShopBulldogTV, which launched in the fourth quarter of fiscal 2019, is a niche television shopping entertainment network that is geared toward male consumers. ShopHQHealth, which launched in the third quarter of fiscal 2020, is a health and wellness focused television shopping entertainment network that offers a robust assortment of products and services dedicated to addressing the physical, spiritual and mental health needs of its customers and their families. Our television shopping entertainment programming is currently distributed in more than 80 million homes through cable and satellite distribution agreements, agreements with telecommunications companies and arrangements with over-the-air broadcast television stations. It is also streamed live online at shophq.com, shopbulldogtv.com and shophqhealth.com, which are comprehensive digital commerce platforms that sell products which appear on our television shopping entertainment networks as well as an extended assortment of online-only merchandise. Our programming is also available on mobile channels and over-the-top (“OTT”) platforms. Both our programming and products are also marketed via mobile devices, including smartphones and tablets, and through the leading social media channels.
Our consumer brands include Christopher & Banks, J.W. Hulme Company (“J.W. Hulme”), Learning to Cook with Shaquille O’Neal, Kate & Mallory, Live Fit MD, and Indigo Thread. The Christopher & Banks brand was acquired subsequent to the end of fiscal 2020 on March 1, 2021 through a licensing agreement with ReStore Capital, a Hilco Global company, whereby we will operate the Christopher & Banks business, a specialty retailer of privately branded women’s apparel and accessories, throughout all sales channels, including digital, television, catalog, and brick and mortar retail. We plan to launch a new weekly Christopher & Banks television program on our ShopHQ network, which will also promote the brands website, cristopherandbanks.com, its only two retail stores in Coon Rapids, Minnesota, and Branson, Missouri, and planned launch of Christopher & Banks Stylists, an online interactive video platform that customizes wardrobe outfitting by a Christopher & Banks stylist.
Our Media Commerce Services brands are Float Left Interactive, Inc. (“Float Left”) and third-party logistics business, i3PL. Media Commerce Services offers creative and interactive advertising, OTT app services and third-party logistics.
Our online marketplaces include OurGalleria.com and TheCloseout.com. OurGalleria.com is a higher-end online marketplace for discounted merchandise, offering an exciting shopping experience with a selection of curated flash sales and events. TheCloseout.com is an online marketplace offering quality products at deeply discounted prices. We obtained a controlling interest in TheCloseout.com subsequent to the end of fiscal 2020 on February 5, 2021.
2020 Performance
Our compensation structure is based on a pay for performance philosophy. The following metrics highlight our performance in fiscal 2020:
•	Net sales of $454.2 million, a decrease of 9% compared to the same prior-year period
•	Gross profit of $167.1 million, an increase of 2% compared to the same prior-year period
•	Gross profit as a percentage of sales was 36.8% for fiscal 2020, a 420-basis point improvement over the same prior-year period
•	Net loss was $13.2 million for fiscal 2020, a $43.1 million improvement compared to the same prior-year period
•	EPS of ($1.23) per share, a $6.31 per share improvement compared to the same prior-year period
•	Adjusted EBITDA[1] of $23.9 million for fiscal 2020, a $42.3 million improvement compared to the same prior-year period
[1]	Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is defined and reconciled to EBITDA and net income on page 34 of our Annual Report on Form 10-K for fiscal 2020.

Prior Year Say-on-Pay Results
The Board values the opinions of our shareholders and carefully reviews and considers the outcome of our Say-on-Pay vote, along with other relevant factors, in evaluating the compensation program for the NEOs. In 2020, more than 96% of the votes cast were in favor of our executive compensation. The HR and Compensation Committee devotes time and resources to understanding shareholder feedback and analyzing the executive compensation programs with the assistance of its independent compensation consultant. In evaluating potential changes, the HR and Compensation Committee also takes into consideration market practices and the Company’s overarching compensation philosophy of attracting and retaining exceptional leaders and enabling them to behave like owners. Our current programs are materially the same as the programs approved at our 2020 Annual Meeting. We believe our programs effectively align with the interests of our shareholders.
Executive Compensation for Fiscal 2020
This discussion is intended to provide an overview of the compensation awarded to, earned by, or paid to our named executive officers for fiscal 2020, including the material elements of the compensation paid to our named executive officers as outlined in the compensation tables included in this proxy statement. Our “named executive officers” or “NEOs” for 2020 are:
Name	Title
Timothy A. Peterman	CEO & Interim Chief Financial Officer
Jean-Guillaume Sabatier	EVP, Chief Commerce Officer
James Spolar(a)	Former SVP, General Counsel
(a)	Mr. Spolar’s employment with the Company terminated on February 14, 2020.
Compensation Objectives and Philosophy
The primary objective of our executive compensation program is to attract and retain exceptional leaders and encourage them to behave like owners. When setting executive compensation, we apply a consistent approach for all executive officers and intend that the combination of compensation elements closely aligns the executives’ financial interests with those of our shareholders. The program is primarily designed to:
•	Attract, motivate and retain a highly capable and performance-focused executive team;
•	Promote a culture of employee owners whose financial interests are aligned with those of our shareholders;
•	Pay for performance such that total compensation reflects the individual performance of executives and the Company’s absolute and relative performance;
•	Promote a focus on equity value by tying executive compensation to the long-term enhancement of shareholder value;
•	Permit the HR and Compensation Committee to exercise independent judgment and approval authority with respect to establishing executive compensation programs, performance measures, and awards; and
•	Consider the potential stock dilution, cash flow, tax and reported earnings implications of executive compensation, consistent with the other objectives of the program.
Target total compensation is comprised of an appropriate balance of cash and equity and divided into three core elements: base salary, annual cash incentive compensation, and long-term incentive compensation. In support of our emphasis on significant ownership by executives, the HR and Compensation Committee offers long-term incentive opportunities that encourage stock ownership. Generally, the amount of compensation realizable from prior compensation does not directly impact the level at which future pay opportunities are set. However, when granting equity awards, the HR and Compensation Committee reviews and considers the number of outstanding and previously granted equity awards. In addition to promoting share ownership, our executive compensation objectives and philosophy focus on rewarding performance. This means that shareholder returns along with corporate, operating unit, and individual performance, both short-term and long-term, determine the largest portion of the executives’ pay opportunity.

Role of the HR and Compensation Committee and Executive Compensation Consultant
The HR and Compensation Committee oversees the administration of the executive compensation program and determines the compensation of our executive officers. The HR and Compensation Committee is composed of only non-employee directors, all of whom meet the independence requirements of applicable Nasdaq rules. To assist the HR and Compensation Committee in discharging its responsibilities, the HR and Compensation Committee engaged Frederic W. Cook & Co., Inc to serve as its independent compensation consultant in 2020. The HR and Compensation Committee has engaged Semler Brossy Consulting Group, LLC to serve as its independent compensation consultant in 2021. The consultant’s role is to develop analyses and competitive information and to provide independent advice to the HR and Compensation Committee related to executive compensation programs.
Process for Determining Executive Compensation
The HR and Compensation Committee reviews executive total compensation levels, including equity grants, during the first quarter of each fiscal year. Our CEO’s target total compensation package is set by the HR and Compensation Committee during an executive session, where the CEO is not present, based on the HR and Compensation Committee’s review of the competitive information prepared by the consultant and assessment of the CEO’s individual performance in conjunction with the Company’s financial and operating performance. Target total compensation recommendations for other executive officers are made by the CEO and the head of human resources who work closely with the HR and Compensation Committee, after reviewing the executive’s and the Company’s performance in conjunction with the executive’s responsibilities and experience when compared to the competitive information prepared by the consultant. The HR and Compensation Committee then determines the compensation of these executive officers.
Market Data Review
To gain an understanding of current compensation practices and competitive pay levels, the HR and Compensation Committee perform a “market check,” which reviews each executive officer’s target total compensation in relation to comparably-sized companies based on general industry data derived from several published survey sources. For our NEOs, the HR and Compensation Committee also takes into account competitive compensation data for comparable positions from the proxy statements of a selected group of retail, e-commerce, media, and mail order catalog companies. For fiscal 2020, the HR and Compensation Committee engaged its consultant to assist in reviewing our peer group. The companies in our peer group for fiscal 2020 were substantially the same as for fiscal 2019, with the exclusion of FTD Companies, Inc., which was acquired in August 2019, and are set forth in the following table.
Fiscal 2020 Peer Group
1-800-FLOWERS.COM, Inc.	Etsy, Inc.	Shopify Inc.
Big 5 Sporting Goods Corporation	Lands’ End, Inc.	Sleep Number Corporation
Build-A-Bear Workshop, Inc.	Liquidity Services, Inc.	Trans World Entertainment Corporation
The Cato Corporation	Nutrisystem, Inc.	Tuesday Morning Corporation
Christopher & Banks Corporation	RTW Retailwinds
We use this information as a reference point and to gain a better and more current understanding of prevailing compensation practices. Although the practices of other companies represent useful guidelines, the HR and Compensation Committee does not rely solely on the peer group data in making its individual compensation determinations, nor is this data a material factor in any such determination made by the HR and Compensation Committee. Rather, the HR and Compensation Committee takes into account various other factors such as individual performance, an individual’s primary duties and responsibilities, internal equity and affordability in setting individual executive compensation packages.
Risk Assessment
The HR and Compensation Committee has reviewed the concept of risk as it relates to our compensation programs and does not believe our compensation programs encourage excessive or inappropriate risk. Overall, our internal risk assessment confirmed that our compensation arrangements are low in risk and do not foster undue risk taking because they focus on performance of Company-wide annual goals, including Adjusted EBITDA, that are aligned with the long-term interests of our shareholders and have strong governance appropriate risk-mitigating control mechanisms (such as incentive caps for the incentive programs and stock ownership guidelines).

Our Executive Compensation Program and Fiscal 2020 Performance
The primary elements of our executive compensation program are designed to be consistent with the compensation objectives described above. These key compensation elements are divided into three main categories which are outlined in the following table. The purpose of each element is provided to demonstrate how each component fits with the overall compensation objectives established by the HR and Compensation Committee, specifically, stock ownership and pay for performance. The “Performance Outcomes” column describes the result of each element.
Elements	Form	Purpose	Performance Measures	Performance Outcomes
Base Compensation	Base salary paid in the form of cash compensation	Provide a fixed element of pay based on individual’s primary duties and responsibilities	Company and individual performance, experience level and contribution on primary duties and responsibilities	NEOs did not receive annual merit base pay increases for fiscal 2020

Annual Incentive Plan	Performance based cash compensation	Designed to reward achievement of specified annual corporate goals	Results measured against Adjusted EBITDA, and individual performance	NEOs received payouts based on actual results, as described under the caption “Annual Incentive Plan” below

Long-Term Incentive Plan	Stock Options, Restricted Stock Units and Performance Share Units	Designed to encourage and reward shareholder value creation and to attract and retain talent	Individual’s level of responsibility and the Company’s performance	NEOs received long-term incentive awards as described under the caption “Long-Term Incentive Plan” below
Base Compensation
The Summary Compensation Table sets forth the actual base salary earned by each of our NEOs during fiscal 2020. The level of base salary takes into account job responsibilities, Company and individual performance, experience level and market competitiveness. Base salaries are generally reviewed annually in March, with any changes becoming effective in May. Annual adjustments are based on individual performance, performance of the area of responsibility, the Company’s performance, competitiveness versus the external market and budget availability for internal merit increases. No annual merit increases were made to the base salaries of our NEOs for fiscal 2020.
Annual Incentive Plan
An annual incentive opportunity is provided to encourage and reward the NEOs for making decisions that improve performance as measured by annual performance measures selected by the HR and Compensation Committee. The annual incentive plan is designed to produce sustained shareholder value by establishing a direct link between these performance measures and the incentive compensation. The annual incentive opportunity is established each year as a percentage of an executive’s annual base salary and is targeted at the estimated median of our competitive market with the opportunity to earn more for above-target performance or less for below target performance. The HR and Compensation Committee administers the annual incentive plan in which the NEOs participate.
An annual incentive award is designed to reward achievement of annual financial and individual performance goals in the form of cash bonuses. The Company’s and the NEO’s performance determine the amount, if any, of awards earned. Targets are established annually for the Company as a whole and are based on our prior and anticipated future performance. For a given year, a payout at 100% of target annual incentive compensation is achieved when Company performance achieves the stated goals. The plan is designed to motivate continuous improvement in order to achieve payouts at or above target over time. Actual incentive payments could range from 50 to 200 percent of the targeted incentive opportunity based on corporate performance and individual performance goals. Performance below a threshold goal level results in no payout under the plan.
For fiscal 2020, the HR and Compensation Committee determined that the annual performance bonus for our NEOs would be based on the Company achieving a goal with respect to the Company’s Adjusted EBITDA before giving effect to performance bonus payouts to Company employees (the “Pre-Bonus Adjusted EBITDA”). The performance bonus of the NEOs was based entirely on the Company achieving the Pre-Bonus Adjusted EBITDA goal. The HR and Compensation Committee selected the Pre-Bonus Adjusted EBITDA as the financial metric since most executives possess the ability to impact the Pre-Bonus Adjusted EBITDA, and the metric provides a balanced focus on sales and profitability. The target incentive opportunities (expressed as a percentage of base salary) for the NEOs for fiscal 2020 were as follows:
Name	Target Annual Cash Incentive Payment (as Percent of Base Salary)
Timothy A. Peterman	100%
Jean Sabatier	60%
James Spolar	40%
The HR and Compensation Committee established a target for Pre-Bonus Adjusted EBITDA of $2 million, which represented a $20.4 million increase from fiscal 2019. Actual Pre-Bonus Adjusted EBITDA for fiscal 2020 was $26.5 million, a $44.9 million increase from fiscal 2019. As a result, Mr. Sabatier received a $180,000 payout under the Annual Cash Incentive Plan equal to 100% of his target annual cash incentive. In light of his substantial role in the Company’s actual performance far exceeding the target, and in compliance with the Annual Cash Incentive Plan, Mr. Peterman received the maximum payout of $1,300,000, equaling 200% of his target annual cash incentive.
Pre-Bonus Adjusted EBITDA Reconciliation
Pre-Bonus Adjusted EBITDA is a non-GAAP financial Measure. A reconciliation of the comparable GAAP measure, net income (loss), to EBITDA and Adjusted EBITDA appears on page 34 of our Annual Report on Form 10-K for fiscal 2020. The following is a further reconciliation of Pre-Bonus Adjusted EBITDA for fiscal 2020 and 2019, in thousands:
	2020	2019
Adjusted EBITDA(a)	$23,913	$(18,391)
Bonus adjustment	2,600	—
Pre-Bonus Adjusted EBITDA	$26,513	$(18,391)
(a)
EBITDA as defined for this statistical presentation represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. We define Adjusted EBITDA as EBITDA excluding non-operating gains (losses); transaction, settlement and integration costs, net; restructuring costs; non-cash impairment charges and write downs; executive and management transition costs; and non-cash share-based compensation expense.

Long-Term Incentive Program
A key component of an executive officer’s compensation is long-term equity incentive awards, which are critical to focusing our executives on the Company’s long-term growth and creating shareholder value. The long-term equity incentive plan is designed to attract and retain exceptional leaders and enable them to behave like owners. The following is a general description of the vehicles in place during fiscal 2020.
Stock Option. A stock option allows the recipient to buy a certain number of shares of our common stock at a pre-determined “exercise price.” The exercise price is equal to the fair market value on the grant date. Stock options have a ten-year term and vest in three equal annual installments beginning on the first anniversary of the grant date, subject to certain post termination and change of control provisions. Unvested options are generally forfeited upon termination of employment. As a result, options are intended to retain key employees, including the NEOs, and align their interests with shareholders. No new stock options were granted to NEOs during fiscal 2020.
Restricted Stock Unit (“RSU”). An RSU is a promise to issue shares of our common stock in the future, provided the recipient remains employed with us through the award’s vesting period. The RSUs vest in three equal annual installments beginning on the first anniversary of the grant date, and unvested RSUs are generally forfeited upon termination of employment. As a result, RSUs are intended to retain key employees, including the NEOs, and align their interests with shareholders.
Performance Share Unit (“PSU”). A PSU is a promise to issue shares of our common stock in the future provided the recipient remains employed with us through the award’s vesting period and certain performance conditions are achieved. Depending on actual performance against established metrics, the number of units that could be earned and become eligible to vest pursuant to such an award can be between 0% and 125% of the target number of shares.
Grant levels of each component of the long-term incentive program may vary from year to year and by participant, based on a variety of factors. The HR and Compensation Committee determines the award opportunity level for each executive officer based upon the individual’s responsibility level and potential within the Company, competitive practices, the number of shares available for grant, the individual’s and Company’s performance and the market price for our common stock.
The Company uses RSUs and PSUs for the long-term incentive (“LTI”) grant. For fiscal 2020, the award opportunity levels for each NEO and the mix of RSUs and PSUs is set forth below. Mr. Spolar departed the Company before the HR and Compensation Committee acted on LTI grants for fiscal 2020.
Name	Long Term Incentive (% of Salary)	RSUs	PSUs
Timothy A. Peterman	150	50%	50%
Jean Sabatier	85	100%	—
The HR and Compensation Committee approved initial grants of PSUs and RSUs on April 16, 2020, resulting in the issuance of 71,790 RSUs and 181,902 PSUs to Mr. Peterman and 76,119 RSUs to Mr. Sabatier. Due to the limited number of shares available under the 2011 Omnibus Incentive Plan (the “2011 Plan”) at that time, an additional 73,728 RSUs were approved subject to shareholder approval of the 2020 Plan at our last annual meeting of shareholders and were issued to Mr. Peterman, after that approval was obtained and the underlying shares were registered for issuance, on July 13, 2020. All of the RSUs were scheduled to vest on each of the first, second and third anniversaries of their respective dates of grant.
The PSUs granted to Mr. Peterman in fiscal 2020 are eligible to vest at the end of a three-year period, if the Company achieved pre-established goals for liquidity over the measurement period from February 2, 2020 to January 30, 2021. The number of units that could be earned and become eligible to vest pursuant to the PSUs was between 0% and 125% of the target number shares. Based on maximum performance in excess of the established goals during the measurement period, the PSUs granted to Mr. Peterman in fiscal 2020 were earned at 125% of target and are eligible to vest and settle into 181,902 shares of common stock on January 28, 2023.
Employment Agreement with Timothy A. Peterman
In May 2019, we entered into an executive employment agreement with Mr. Peterman providing for a two-year initial term, followed by automatic one-year renewals, and providing that Mr. Peterman will: (a) receive an annual base salary of $650,000, (b) be eligible for annual cash discretionary bonuses targeted at 100% of his annual salary (pro-rated for the 2019 fiscal year) with a maximum annual cash discretionary bonus equal to 200% of his annual salary, (c) receive 68,000 PSUs, and (d) receive a $150,000 relocation payment and temporary housing assistance while he relocates to the Company’s headquarters.
Executives’ Severance Benefit Plan
As further described under “Executives’ Severance Benefit Plan” below, we have established guidelines regarding severance for our NEOs in the event their employment is terminated under specified circumstances.
Clawback Policy
We have implemented an executive compensation recovery, or clawback, policy, which covers all officers, providing for recoupment of certain compensation in the event we are required to restate our financial statements due to material non-compliance, as a result of misconduct of an executive officer or officers, with any financial reporting requirement under the securities laws. The policy complies with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Anti-Hedging and Anti-Pledging Policy
We have implemented an anti-hedging and pledging policy covering all directors, officers and employees which prohibits such individuals from:
•	holding any Company securities in a margin account or pledging Company securities as collateral for a loan;
•	engaging in puts or calls or other derivative transactions relating to the Company’s securities;
•	short-selling securities of the Company; and
•
purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of any equity securities of the Company.

The foregoing restrictions apply to all securities of the Company owned directly or indirectly by such individuals, including securities of the Company owned by family members where the individuals are deemed to beneficially own such securities, and their respective designees.
Stock Ownership Guidelines for Directors and Executive Officers
Consistent with our ownership philosophy, the Board has established stock ownership guidelines for non-management members of the Board and executive officers. Under the guidelines, non-management directors are required to own equity at a level equal to four times the amount of the annual cash retainer (not including any chair or vice-chair retainers) within five years of becoming subject to the guidelines. The guidelines also require that within five years of becoming subject to the guidelines, each executive officer must own equity at a level equal to a specified multiple of his or her annual base salary. The minimum equity ownership levels are four times the annual base salary for our CEO and two times the annual base salary for the other executive officers. Shares counted for purposes of the guidelines are fully-vested outstanding shares as well as a number of shares whose fair market value as of the most recent fiscal year end is equal to the aggregate amount by which the fair market value as of the most recent fiscal year end of the number of shares subject to vested and “in-the-money” stock option, stock appreciation right, RSU, deferred stock unit and similar awards held by the director or executive officer exceeds the aggregate exercise or purchase price for such number of shares. Shares subject to unvested equity awards do not count toward the ownership level under the guidelines. Until the director or executive officer has achieved the applicable ownership level, he or she must retain at least 50% of the “net profit shares” resulting from any stock option exercise or from the exercise, vesting or settlement of any other form of equity-based compensation award. “Net profit shares” refers to that portion of the number of shares subject to the exercise, vesting or settlement of an award that the director or executive officer would receive had he or she authorized us to withhold shares otherwise deliverable in order to satisfy any applicable exercise price or withholding taxes.
As of January 30, 2021, all directors and executive officers who were subject to the ownership guidelines for at least five years complied with the guidelines, and the directors and executive officers who were subject to the ownership guidelines for less than five years had made progress toward achieving their stock ownership requirements.
Accounting and Tax Considerations
When establishing pay elements or associated programs, the HR and Compensation Committee reviews projections of the estimated pro forma expense and tax impact of all material elements of the Company’s executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element, which in many cases is equal to the performance period, and the Company realizes a tax deduction upon payment to and/or realization by the executive.

Summary Compensation Table
The following table provides information for the fiscal years indicated relating to compensation paid or granted to, or accrued by us on behalf of, our NEOs.
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(a) ($)	Option Awards(b) ($)	Nonequity Incentive Plan Compensation(c) ($)	All Other Compensation ($)	Total ($)
Timothy A. Peterman(d) CEO and Interim CFO	2020	650,000	—	662,457(e)	—	1,300,000	1,125(f)	2,613,582
	2019	480,000	—	219,860	—	—	305,394	1,005,254

Jean Sabatier(d) EVP and Chief Commerce Officer	2020	300,000	—	128,641(g)	—	180,000	865(f)	609,506
	2019	207,692	—	39,813	26,787	—	5,538	279,830

James Spolar(h) Former SVP, General Counsel & Secretary	2020	17,308	—	—	—	—	300,173(i)	317,481
	2019	144,231	12,500(j)	20,900	13,926	—	4,183	195,740
(a)	Each amount represents the grant date fair value of stock-based awards granted during the fiscal year computed in accordance with FASB ASC Topic 718.
(b)
Each amount represents the grant date fair value of stock option awards granted during the fiscal year computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of the option awards granted in the appliable fiscal year are set forth in Note 10, Shareholders’ Equity — Stock-Based Compensation, of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2020. Amounts do not reflect compensation actually realized by the NEO.

(c)	Represents payments under the Company’s Annual Incentive Plan.
(d)	Recommenced employment with the Company in May 2019.
(e)
Represents RSUs awarded on April 16, 2020 and July 13, 2020 and PSUs awarded on April 16, 2020 as part of the Company’s long-term compensation program. The grant date fair value of the PSUs is based on the maximum potential number of units eligible to vest based on actual performance during the performance period. The PSUs will vest on January 28, 2023, so long as Mr. Peterman’s service has been continuous through the vest date. Amount shown for 2019 represents the grant date fair value of market-based PSUs granted in fiscal 2019 in conjunction with the appointment of Mr. Peterman as CEO of the Company. The grant date fair value of the PSUs is based on the grant date closing price of the Company’s stock.

(f)	Represents Company’s matching contributions to 401(k) plan.
(g)	Represents RSUs awarded on April 16, 2020 as part of the Company’s long-term compensation incentive program.
(h)	Mr. Spolar’s employment with the Company commenced in August 2019 and terminated on February 14, 2020.
(i)
Represents severance payment of $300,000 paid in fiscal 2020 pursuant to the Executives’ Severance Benefit Plan in connection with Mr. Spolar’s termination of employment and Company’s matching contributions to 401(k) plan totaling $173.

(j)	Represents sign-on bonus paid in connection with Mr. Spolar joining the Company in 2019.

Outstanding Equity Awards at Fiscal 2020 Year-End
The following table presents information regarding the outstanding equity awards held by our NEOs on January 30, 2021.
		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options				Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested
Name	Grant Date	Exercisable (#)	Unexercisable	Option Exercise Price ($/Share)	Option Expiration Date	Number	Market Value(a) ($)	Number	Market or Payout Value(a) ($)
Timothy A. Peterman	7/13/20					73,728(b)	424,673
	4/16/20					71,790(b)	413,510
	4/16/20							181,902(c)	1,047,756
	5/2/19							45,334(d)	261,112
Jean Sabatier	4/16/20					76,119(b)	438,445
	5/30/19	2,917	5,833(e)	4.60	5/30/29
	5/30/19					5,833(e)	35,598
(a)	Market value of unvested or unearned shares is based on the $5.76 closing price of our common stock on January 30, 2021, the last trading day prior to the completion of our 2020 fiscal year.
(b)	Scheduled to vest in three equal annual installments beginning on the first anniversary of the date of grant.
(c)
Time-vested RSUs scheduled to vest on January 28, 2023. The number of shares earned represents amount determined pursuant to PSU award based on the Company’s achievement of pre-established goals for liquidity over the measurement period from February 2, 2020 to January 30, 2021.

(d)
Remainder of PSU award eligible to vest with respect to 90,951 shares (one-half) on the date the Company’s average closing stock price for 20 consecutive trading days equals or exceeds $20.00 per share and the executive has been continuously employed at least one year and the remaining 90,951 shares on the date the Company’s average closing stock price for 20 consecutive trading days equals or exceeds $40.00 per share and the executive has been continuously employed at least two years. Such vestings may occur any time on or before May 1, 2029 if the executive has been continuously employed through the vesting date.

(e)	Eligible to vest with respect to 2,917 shares on May 30, 2021 and 2,916 shares on May 30, 2022.
Other Compensation
Retirement Benefits
The Company maintains a qualified 401(k) retirement savings plan covering substantially all employees and the NEOs may voluntarily elect to participate in the plan. Matching contributions are contributed to the plan on a per pay period basis. The Company historically provided a contribution match of $0.50 for every $1.00 contributed by eligible participants up to a maximum of 6% of eligible compensation. The Company suspended its employer matching contribution between February 2, 2020 and November 28, 2020. Commencing in the fourth quarter of fiscal 2020, the Company provided a contribution match of $0.50 for every $1.00 contributed by eligible participants up to a maximum of 3% of eligible compensation. We do not provide a defined benefit plan to our NEOs or any of our other executive officers.
Health Benefits and Other Perquisites
We provide several benefit plan options, such as medical insurance, dental insurance, life insurance, short term disability insurance and long-term disability insurance. All full-time team members, including NEOs, are eligible for these benefits plans. These benefits are provided to enable us to attract and retain talent and are comparable to those provided by the companies in our peer group. All benefit plans are reviewed periodically with the HR and Compensation Committee.

Potential Payments upon Termination or Change-in-Control
Executives’ Severance Benefit Plan
The Company maintains the iMedia Brands, Inc. Executives’ Severance Benefit Plan (“Severance Plan”) to provide certain severance benefits to executive officers and designated employees (“Executives”). Under the terms of the Severance Plan, if an Executive’s employment is terminated by the Company without “Cause” or by the Executive for “Good Reason” and no Change in Control has occurred, the Executive will receive the following:
Executive Level	Cash Severance Amount
Tier I Executive (Chief Executive Officer, Executive Vice Presidents)	An amount equal to 1 ¼ times the Executive’s highest base salary.

Tier II Executive (Senior Vice Presidents)	1 times the Executive’s highest annual rate of base salary during the 12-month period immediately preceding the date that the Executive separates from the Company.
If within a one-year period (the “Benefit Period”) commencing on the date of a Change in Control (as defined in the Severance Plan), an Executive’s employment is terminated by the Company without “Cause” or by the Executive for “Good Reason,” the Executive will be entitled to benefits under the Severance Plan as set forth in the table below. In addition, an Executive who was a participant in the Severance Plan on the date of the Change in Control will be entitled to benefits under the Severance Plan if the Executive’s employment is terminated by the Company during the Benefit Period or the immediately preceding six months.
Executive Level	Cash Severance Amount
Tier I Executive (Chief Executive Officer, Executive Vice Presidents)	The sum of:
	•	1 ½ times the Executive’s highest annual rate of base salary during the 12-month period immediately preceding the date that the Executive separates from service; and
	•	1 ½ times the target annual incentive bonus determined from such base salary.

Tier II Executive (Senior Vice Presidents)	The sum of:
	•	1 ¼ times the Executive’s highest annual rate of base salary during the 12-month period immediately preceding the date that the Executive separates from service, and
	•	1 ¼ times the target annual incentive bonus determined from such base salary.
The Executive will also be entitled to reimbursement for a portion of the premium amount for COBRA coverage equal to the amount paid by other similarly situated Executives who have not been terminated and who receive similar group, health, dental and life insurance benefits. The Company shall provide such reimbursement for a period of eighteen months for Tier 1 Executives and fifteen months for Tier II Executives after the Executive’s employment terminates, subject to the Executive’s timely payment of his or her share of the applicable premiums. All severance pay or benefits are conditioned upon the applicable Executive’s execution of an effective release and his or her compliance with applicable covenants under the Severance Plan (including non-solicitation, non-disparagement, confidentiality and non-use covenants).
The Severance Plan defines “Cause” as what the term is expressly defined to mean in a then-effective written agreement between an Executive and the Company or, in the absence of any such then-effective agreement or definition, as (i) a material act of fraud which results in or is intended to result in an Executive’s personal enrichment at the expense of Company, including theft or embezzlement from the Company; (ii) public conduct by an Executive that is materially detrimental to the reputation of the Company; (iii) a material violation by an Executive of any written Company policy, regulation or practice; (iv) the willful or grossly negligent failure to adequately perform the duties of an Executive’s position to the material detriment of the Company; (v) the commission of conduct constituting a felony; (vi) a material breach by an Executive of any of the terms and conditions of an agreement with the Company; or (vii) the Executive continues to materially fail to perform the duties associated with Executive’s employment after being notified of such failure and given a reasonable opportunity to cure such failure.
“Good Reason” is defined in the Severance Plan as, without an Executive’s written consent, (i) an adverse and material change in the Executive’s status, position or responsibilities as compared to the Executive’s status, position or responsibilities as in effect prior to such change; (ii) a material reduction in the amount of either the Executive’s annual base salary or target annual incentive program opportunity as in effect on the date she or he became a participant in the Severance Plan, or as the same may be increased from time to time during the term of the Executive’s participation in this Severance Plan; (iii) the failure to provide or continue in effect materially similar compensation and benefits, in accordance with the Severance Plans, practices, policies and programs of the Company in effect for the Executive at any time during the 120-day period immediately preceding the Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company; (iv) the failure of any successor or assign of the Company to assume and expressly agree to perform the obligations under the Severance Plan; (v) any purported termination of the Executive’s employment which is not effected in accordance with the applicable provisions of the Severance Plan; and (vi) any request by the Company that the Executive participate in an unlawful act.
Additional Potential Payments for Accelerated Equity Awards Upon Change in Control
Under the terms of our 2020 Plan, if a change in control (as defined in the 2020 Plan) of the Company that involves a corporate transaction (as defined in the 2020 Plan) occurs, then the consequences will be as described below. If outstanding awards are continued, assumed or replaced by the surviving or successor entity in connection with a corporate transaction, and if within one year after the corporate transaction a participant’s employment or other service is involuntarily terminated without cause, then (i) each of the participant’s outstanding options and SARs will become exercisable in full and remain exercisable for one year, and (ii) each of the participant’s unvested full value awards will fully vest. For these purposes, a performance-based full value award will be considered fully vested if the performance goals are deemed to have been satisfied at the target level of performance and the vested portion of the award at that level of performance is proportionate to the portion of the performance period elapsed prior to the participant’s termination of employment or other service.
If any outstanding award is not continued, assumed or replaced in connection with a change in control involving a corporate transaction, then (i) all outstanding options and SARs will become fully exercisable for a period of time prior to the effective time of the corporate transaction and will then terminate at the effective time of the corporate transaction, and (ii) all full value awards will fully vest immediately prior to the effective time of the corporate transaction. In this scenario, performance-based full value awards will be considered fully vested in the same manner as described above, except that the proportionate vesting amount will be determined with respect to the portion of the performance period that elapsed prior to the corporate transaction. Alternatively, if outstanding awards are not continued, assumed or replaced, the HR and Compensation Committee may elect to cancel such awards in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the shares subject to the award immediately prior to the effective date of such corporate transaction (which may be the fair market value of the consideration to be received in the corporate transaction for the same number of shares) over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment).
If a change in control of the Company occurs that does not involve a corporate transaction, the HR and Compensation Committee may, in its discretion, provide for one or more of the following with respect to awards under the 2020 Plan: (i) the cancellation of awards in exchange for payment to participants in cash and (ii) making such adjustments to the awards then outstanding as the HR and Compensation Committee deems appropriate to reflect such change in control, which may include the acceleration of vesting in full or in part.
Under the terms of our 2011 Plan, equity awards will accelerate in full upon a change in control involving a corporate transaction (as defined in the 2011 Plan) if: (1) such awards are not continued, assumed or replaced or (2) such awards are continued, assumed or replaced and the individual’s employment with the Company is terminated without cause within one year of the corporate transaction. For a change in control not involving a corporate transaction, the 2011 Plan provides the HR and Compensation Committee with discretion to accelerate vesting of outstanding equity awards. Pursuant to the terms of the PSU award agreements, in the event of either type of change of control, the number of units that will accelerate will be based on actual performance through the date of the change in control or termination of employment, as applicable. Under our 2004 Omnibus Stock Plan, accelerated vesting of equity awards is mandatory upon a change in control of the Board that is not approved by the then-current Board.

PROPOSAL NO. 2:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Proposal No. 2 is a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers for fiscal 2020 as disclosed in this proxy statement.
In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, we are providing our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the fiscal 2020 compensation of our NEOs.
Our compensation philosophy is described under the heading “Executive Compensation” earlier in this proxy statement. Shareholders are urged to read the disclosure under that heading, which also discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related tables and narrative disclosures which describe the compensation of our NEOs. The HR and Compensation Committee and the Board believe the policies and procedures articulated under that heading are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our executive officers in fiscal 2020 reflects and supports these compensation policies and procedures.
The compensation of our named executive officers received substantial support and was approved, on an advisory basis, by over 96% of the votes cast “FOR” or “AGAINST” the corresponding proposal at the annual meeting of shareholders held in 2020, reflecting strong support for the compensation decisions made by the HR and Compensation Committee.
Based on the foregoing, shareholders are being asked to vote on the following resolution:
“RESOLVED, that the shareholders of iMedia Brands, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Summary Compensation Table, other compensation tables, and related disclosures contained in the section of the proxy statement for the 2021 Annual Meeting of Shareholders captioned “Executive Compensation.”
Although this advisory vote is not binding on the Board, the Board and its HR and Compensation Committee will take into account the results of the vote when structuring our executive compensation programs. We currently intend to hold an annual non-binding advisory vote to approve our named executive officer compensation. Our next advisory vote will occur at our 2022 Annual Meeting of Shareholders.
The Board unanimously recommends that you vote FOR Proposal No. 2 to approve, on an advisory basis, the compensation of our named executive officers for fiscal 2020 as disclosed in this proxy statement.

DIRECTOR COMPENSATION
We use a combination of cash and stock-based compensation to attract and retain qualified Board members. In setting director compensation, we consider the significant amount of time that directors spend in fulfilling their duties as directors, committee members and chairs. The HR and Compensation Committee is authorized to engage consultants or advisors in connection with its review and analysis of director compensation. In fiscal 2020, as in prior years, the HR and Compensation Committee received proxy and survey data and analyses from its consultant. Based on the results of the competitive analysis, the HR and Compensation Committee did not make any changes to the non-employee director compensation program for fiscal 2020 other than a temporary adjustment to the target equity award as discussed below.
The following table highlights the material elements of our non-employee director compensation program.
Annual Compensation Element(a)	Compensation Value ($)
Cash Retainer	65,000
Chair Supplemental Cash Retainer	130,000
Vice Chair Supplemental Cash Retainer (if applicable)	105,000
Audit Committee Chair Cash Retainer	20,000
HR and Compensation Committee Chair Cash Retainer	15,000
Governance Committee Chair Cash Retainer	12,000
Audit Committee Member Retainer	10,000
Equity Award(b)	32,500
(a)	Cash retainers are payable on a quarterly basis in arrears promptly following the end of each fiscal quarter, and subject to pro rata adjustment if the director did not serve the entire quarter.
(b)
RSU scheduled to vest on or about the date of the next annual meeting. The target value was temporarily reduced to $32,500 for fiscal 2020 to conserve shares then available for awards under the 2011 Plan. The Board has restored the target equity compensation value to $65,000 starting with fiscal 2021.

All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their service, including those incurred in attending meetings of the Board and committees. Directors who serve on special committees of the Board which are established from time to time may receive additional compensation as determined by the Board.
The following table shows information concerning compensation provided to each of our non-employee directors for services provided as a director during fiscal 2020.
Non-Employee Board Member	Fees Earned or Paid in Cash ($)	Stock Awards(a)(b) ($)	Total ($)
Michael Friedman	65,000	—	65,000
Landel C. Hobbs	130,000	32,499	162,499
Benoît Jamar(c)	38,723	32,499	71,222
Jill Krueger	85,000	32,499	117,499
Eyal Lalo	105,000	—	105,000
Lisa A. Letizio	80,000	32,499	112,499
Darryl C. Porter	35,462	29,910	65,372
Aaron P. Reitkopf	65,000	32,499	97,499
(a)
Amounts reported represent grant date fair value of 10,252 RSUs granted to each of the directors. The valuation of these awards, in accordance with FASB Topic 718, is based on the closing price of our common stock on July 13, 2020, the date of grant. These RSUs are scheduled to vest in full on the day before our 2021 Annual Meeting. For Mr. Porter, the amount reported represents the grant date fair value of 3,582 RSUs granted upon his appointment as director on August 20, 2020, which are scheduled to vest in full in full on the day before our 2021 Annual Meeting. Consistent with contractual arrangements limiting their respective ownership of our securities, Mr. Friedman and Mr. Lalo will receive $32,500 of cash in lieu of the common shares on the day before our 2021 Annual Meeting.

(b)	As of January 30, 2021, our then serving non-employee directors held unvested RSUs and options as follows:
Name	RSUs (#)	Stock Options (#)
Michael Friedman	—	—
Landel C. Hobbs	10,252	3,000
Jill Krueger	10,252	—
Eyal Lalo	—	—
Lisa A. Letizio	10,252	—
Darryl C. Porter	3,582	—
Aaron P. Reitkopf	10,252	—
(c)	Resigned from the Board effective August 6, 2020.
Equity Compensation Plan Information
The following table provides information as of February 1, 2020 for our compensation plans under which securities may be issued:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in 1st column)
Equity Compensation Plans Approved by Security Holders	710,541(2)	$16.74	3,038,160(3)

Equity Compensation Plans Not Approved by Security Holders	311,999(4)	n/a	—
Total	1,022,540	$16.74	3,038,160
(1)	RSUs and PSUs are excluded when determining the weighted-average exercise price of options.
(2)	Includes outstanding options, RSUs and PSUs.
(3)
Includes securities available for future issuance under shareholder approved compensation plans other than upon the exercise of outstanding options, warrants or rights, as follows: 3,038,160 shares under the 2020 Equity Incentive Plan, of which 164,478 shares became available through subsequent 2011 Omnibus Incentive Plan forfeitures, cancellations, or cash settlements for tax liabilities.

(4)
Includes 266,667 RSUs granted in connection with a commercial agreement with ABG-Shaq-LLC and 45,332 PSUs granted to Timothy A. Peterman as an inducement grant in connection with his appointment as Chief Executive Officer.

PROPOSAL NO. 3:
RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal No. 3 is a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2022.
Deloitte & Touche LLP has been our independent registered public accounting firm since our fiscal year ended January 31, 2002. Upon recommendation from our Audit Committee, the Board selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for our fiscal year ending January 29, 2022, subject to ratification by our shareholders. While it is not required to do so, the Board is submitting the selection of this firm for ratification in order to ascertain the view of our shareholders. If the selection is not ratified, our Audit Committee will reconsider its selection. Proxies solicited by the Board will, unless otherwise directed, be voted to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 29, 2022.
A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.
The Board unanimously recommends that you vote FOR Proposal No. 3 to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Relationships and Transactions
The following is a summary of transactions involving amounts in excess of $120,000 and occurring or planned to occur on or after February 3, 2019 to which our Company has been a party and in which any of our directors, executive officers, or beneficial owners of more than 10% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements that are described elsewhere in this proxy statement.
Sterling Time, Invicta Watch Company of America, and Retailing Enterprises
On May 2, 2019 (the “Effective Date”), we entered into a common stock and warrant purchase agreement with certain individuals and entities, pursuant to which we issued and sold 800,000 shares of our common stock and warrants to purchase 350,000 shares of our common stock in a private placement, for an aggregate cash purchase price of $6,000,000. The closing under the Purchase Agreement occurred on the Effective Date. We agreed in the purchase agreement to appoint Timothy Peterman as our chief executive officer, Eyal Lalo, an owner of IWCA, as Vice Chair of the Board, and Michael Friedman to the Board.
The purchasers consisted of the following: Invicta Media, Retailing Enterprises, LLC, Michael Friedman and Leah Friedman, Timothy Peterman and certain other private investors. Invicta Media is owned by IWCA, which is the designer and manufacturer of Invicta-branded watches and watch accessories, one of our largest and longest tenured brands. Michael Friedman and Leah Friedman are owners and officers of Sterling Time, LLC (“Vendor”), which is the exclusive distributor of IWCA’s watches and watch accessories for television home shopping (the “Products”) and our long-time vendor. Under the purchase agreement, the purchasers agreed to customary standstill provisions related to the Company for a period of two years, as well as to vote their shares in favor of matters recommended by the Board for approval by our shareholders.
The warrants have an exercise price per share of $15.00 and are exercisable at any time and from time to time until May 2, 2024. The warrants provide that until May 2, 2020, the holders thereof will not acquire ownership of any of our assets, businesses or voting stock or propose to influence or control our management or policies or solicit proxies or consents with respect to our securities, subject to certain exceptions.
In connection with the closing under the purchase agreement, we entered into certain other agreements with IWCA, Vendor and the purchasers, including:
•	a vendor exclusivity agreement between the Company and Vendor, whereby
○
during the period beginning with the Effective Date and ending on the fifth anniversary of the Effective Date (or on the earlier termination of the Vendor Exclusivity Agreement) (the “Non -Competition Period”), Vendor and its affiliates and any spokesperson for the Products will not provide any rights to certain parties engaged in television shopping to use the trademarks associated with the Products or market, promote or sell the Products or any similar or competitive goods or services;

○
during the Non-Competition Period, Vendor grants the Company the right to market, promote and sell, through live or taped direct response video retail programming in the U.S. and Canada, the Products and any similar or competitive goods or services; and

○	the vendor exclusivity agreement is terminable by either party one year following a change in control of the Company.
•
a vendor agreement between the Company and Vendor, whereby Vendor grants the Company a license to the trademarks related to the Products and agrees to take other actions to assist us in marketing the Products, for a five-year term;

•
a letter agreement between the Company and IWCA (the “IWCA Letter Agreement”), whereby IWCA agrees to take, or refrain from taking as applicable, actions in support of the arrangements between the Company and Vendor;

•
a merchandise letter agreement between the Company and Vendor, whereby Vendor commits to purchase Products from IWCA in an amount no less than $25 million for offer to the Company for the fall season of 2019; and

•
a clawback agreement from each purchaser, whereby each purchaser agrees that in the event of an uncured breach of any of the IWCA Letter Agreement or Vendor Exclusivity Agreement, the warrants will be immediately cancelled and, for the shares purchased by Invicta Media, Michael and Leah Friedman and Timothy Peterman, we will have the right to repurchase the shares of common stock issued pursuant to the purchase agreement at a price of $3.73 per share or, if such shares have already been sold, we will be entitled to a cash payment equal to $3.77 per share.

Pursuant to the purchase agreement, on the Effective Date, Mr. Peterman purchased 16,666 shares of our common stock and a warrant to purchase 7,291 shares of our common stock for an aggregate purchase price of $125,000. Mr. Lalo is the owner of IWCA, which is the sole owner of Invicta Media. Mr. Friedman is an owner of Vendor. Pursuant to the purchase agreement, on the Effective Date, Invicta Media purchased 400,000 shares of our common stock and a warrant to purchase 252,656 shares of our common stock for an aggregate purchase price of $3,000,000. Pursuant to the purchase agreement, on the Effective Date, Michael and Leah Friedman purchased 180,000 shares of our common stock and a warrant to purchase 84,218 shares of our common stock for an aggregate purchase price of $1,350,000.
In fiscal 2019 and fiscal 2020 we purchased products, net of customary promotional funding and markdowns, from Vendor, an affiliate of Mr. Friedman, totaling $58.7 million and $51.0 million, respectively. In addition, during the first quarter of fiscal 2019, we subsidized the cost of a promotional cruise for Invicta branded and other vendors’ products. As of the end of fiscal 2020, we had a net trade payable balance owed to Vendor of $825,000. In fiscal 2020 we accrued royalties of $307,000 to IWCA.
Under the purchase agreement, we agreed to recommend that our shareholders vote to re-elect each of Eyal Lalo and Michael Friedman as a director of the Company at the 2019 annual meeting of shareholders for a term of office expiring at the 2020 annual meeting of shareholders, and to reflect such recommendation in the proxy statement for the 2019 annual meeting and solicit proxies in favor thereof. Messrs. Lalo and Friedman were re-elected by the Company’s shareholders at the 2019 annual meeting. For their service as non-employee members of the board of directors, Messrs. Friedman and Lalo receive compensation under the Company’s non-employee director compensation policy. Each director receives $65,000 in a cash retainer annually for service on our board. In addition, the Company’s non-employee directors receive an RSU award that vests on the day immediately prior to the next annual meeting of shareholders. On May 2, 2019, Messrs. Friedman and Lalo each received a prorated grant for the partial year, which resulted in an award of 2,044 RSUs, valued at $7,500, that vested on July 11, 2019. On July 12, 2019, Messrs. Friedman and Lalo were each granted an award of 7,558 RSUs, valued at $32,500, that will vest on the day immediately prior to the Company’s next annual meeting of shareholders.
Transactions with Retailing Enterprises, LLC
During fiscal 2019, the Company entered into an agreement, which was subsequently amended, to liquidate obsolete inventory to Retailing Enterprises, LLC for a total purchase price of $1.4 million. The inventory is currently stored at the Company’s fulfillment center under a bill and hold arrangement. The terms of the agreement provide for 12 monthly payments. During the third quarter of fiscal 2020, the Company sold additional inventory to Retailing Enterprises, LLC for a purchase price of $365,000. As of January 30, 2021, the Company had a net trade receivable balance owed from Retailing Enterprises of $641,000. During fiscal 2020, the Company accrued commissions of $263,000 to Retailing Enterprises, LLC for Company sales of the Invincible Guarantee program. The Invincible Guarantee program is an Invicta watch offer whereby customers receive credit on watch trade-ins within a five-year period. The program is serviced by Retailing Enterprises, LLC. In addition, the Company provided third party logistic services and warehousing to Retailing Enterprises, LLC, totaling $747,000 during fiscal 2020.
Transactions with Famjams Trading
The Company purchased products from Famjams Trading LLC (“Famjams Trading”), an affiliate of Mr. Friedman, in the aggregate amount of $48.8 million and $2.2 million during fiscal 2020 and fiscal 2019. In addition, the Company provided third party logistic services and warehousing to Famjams Trading, totaling $59,000 and $42,000 in fiscal 2020 and fiscal 2019. As of January 30, 2021, the Company’s net trade payable balance with Famjams Trading was a debit balance of $4.3 million, which primarily resulted from $3.0 million paid to Famjams Trading for a 2021 spring season advance to help finance the upfront cash commitments FamJams would have to make to its vendors in January 2021 to fulfill iMedia’s entire contemplated seasonal purchase plan. Famjams Trading will repay the $3.0 million in funding over four equal quarterly installments during fiscal 2021.

TWI Watches
The Company purchased products from TWI Watches LLC (“TWI Watches”), an affiliate of Mr. Friedman, in the aggregate amount of $789,000 and $782,000 during fiscal 2020 and fiscal 2019, respectively. As of January 30, 2020, the Company had a net trade payable balance owed to TWI Watches of $256,000.
Transactions with The Hub Marketing Services, LLC
The Company received marketing services from The Hub Marketing Services, LLC, an affiliate of Mr. Lalo, in the aggregate amount of $300,000 and $100,000 during fiscal 2020 and fiscal 2019. As of January 30, 2021, the Company had a net trade payable balance owed to The Hub Marketing Services, LLC of $25,000.
TheCloseout.com Joint Venture
On February 5, 2021, the Company became a controlling member under a limited liability company agreement for TCO, LLC, a Delaware LLC newly created to operate a joint venture between the Company and LAKR Ecomm Group LLC (“LAKR”). The joint venture will operate TheCloseout.com, an online marketplace that was previously owned by Invicta Media Investments and Retailing Enterprises. LAKR is a newly formed company indirectly owned by Invicta Media Investments, LLC and Retailing Enterprises, LLC. The initial Board of Directors of the joint venture includes Tim Peterman, the Chief Executive Officer and a director of the Company, Landel Hobbs, the Chairman of the Board of the Company, and Eyal Lalo, a director of the Company. See Note 19 – “Related Party Transactions” for additional information regarding the Company’s relationships with Invicta Media Investments, LLC, Retailing Enterprises and Mr. Lalo.
Under the limited liability company agreement, the Company will act as the controlling member. Mr. Peterman and Mr. Hobbs, as the designees of the Company, will lead the Joint Venture, with certain significant corporate actions requiring the consent of both members. Mr. Peterman will be the Chairperson of the joint venture. Distributions of available cash may be made to the members at the discretion of the joint venture’s board of managers. In addition, beginning on February 5, 2026 and recurring every 12 months thereafter, the Company will have the right, but not the obligation, to acquire LAKR’s interest in the joint venture at a value determined based on financial benchmarks set forth in the limited liability company agreement.
In connection with the entry into the joint venture, the Company contributed assets in the form of inventory valued at $3.5 million in exchange for a 51% interest in the joint venture, and LAKR contributed assets in the form of inventory and intellectual property valued at $3.4 million in exchange for a 49% interest in the joint venture. The Company also entered into a loan and security agreement with the joint venture, pursuant to which the joint venture may borrow up to $1,000,000 from the Company on a revolving basis pursuant to a promissory note bearing interest at LIBOR plus 4%, provided that the floor of such interest rate is 4.25%. The promissory note is payable on demand by the Company, may be voluntarily prepaid at any time, and must be repaid prior to the joint venture making any distributions, other than advances for tax withholdings, to its members.
Transactions with Financial Advisor
In November 2018, the Company entered into an engagement letter with Guggenheim Securities, LLC pursuant to which Guggenheim was engaged to provide certain advisory services to the Company. A relative of Neal Grabell, who was a director of the Company at that time, was a managing director of Guggenheim Securities. During the fourth quarter of fiscal 2019, the Company accrued $1.0 million in connection with an amendment to the engagement letter. As of January 30, 2021, no amounts have been paid. Payments will be made in 12 monthly installments commencing in fiscal 2021.
April 2020 Private Placements of Common Stock and Warrants
On April 14, 2020, the Company entered into a common stock and warrant purchase agreement with certain individuals and entities, pursuant to which the Company will issue and sell an aggregate of 1,951,012 shares of the Company’s common stock and warrants to purchase an aggregate of 979,190 shares of our common stock in a private placement, for an aggregate cash purchase price of $4,000,000.
The initial closing occurred on April 16, 2020 and the Company issued an aggregate of 731,937 shares and warrants to purchase an aggregate of 367,197 shares of the Company’s common stock for an aggregate cash purchase price of $1,500,000. Pursuant to the purchase agreement, subsequent closings each with an aggregate cash purchase price of $500,000, are expected to occur on each of May 23, 2020, June 1, 2020, and June 13, 2020, in which an aggregate of 243,569 shares and warrants to purchase an aggregate of 122,398 shares of the Company’s common stock will be issued and sold at each of May 23, 2020 and June 13, 2020, and an aggregate of 244,798 shares and warrants to purchase an aggregate of 122,399 shares of the Company’s common stock will be issued and sold on June 1, 2020, and a closing with an aggregate cash purchase price of $1,000,000 is scheduled to occur on July 11, 2020, in which an aggregate of 487,139 shares and warrants to purchase an aggregate of 244,798 shares of the Company’s common stock will be issued and sold at this closing. The warrants will have an exercise price per share of $2.66 and are exercisable at any time and from time to time from six months following their issuance date until April 14, 2025. The Company has included a blocker provision in the purchase agreement whereby no purchaser may be issued shares of our common stock if the purchaser would own over 19.999% of our outstanding common stock and, to the extent a purchaser in this offering would own over 19.999% of the Company’s outstanding common stock, that purchaser will receive fully-paid warrants (in contrast to the coverage warrants that will be issued in this transaction, as described above) in lieu of the shares that would place such holder’s ownership over 19.999%. Further, the Company included a similar blocker in the warrants (and amended the warrants purchased by the purchasers on May 2, 2019, if any) whereby no purchaser of the warrants may exercise a warrant if the holder would own over 19.999% of our outstanding common stock.
In addition, Sterling Time, an affiliate of Mr. Friedman, agreed that the Company is not required to pay any amounts otherwise payable to Sterling Time for providing vendor goods and services to the Company so long as the Company’s accounts payable balance to Sterling Time does not exceed (a) $3,000,000 through the last day of the Company’s third fiscal quarter of fiscal year 2020 and (b) $4,000,000 during the Company’s fourth fiscal quarter of fiscal year 2020.
The purchasers consist of the following: Invicta Media, Michael and Leah Friedman and Hacienda Jackson LLC. Invicta Media is owned by IWCA, which is the designer and manufacturer of Invicta-branded watches and watch accessories, one of our largest and longest tenured brands. Michael and Leah Friedman are owners and officers of Sterling Time, LLC , which is the exclusive distributor of IWCA’s watches and watch accessories for television home shopping and our long-time vendor. IWCA is owned by our Vice Chair and director, Eyal Lalo, and Michael Friedman also serves as a director of our company.
Under the purchase agreement, the purchasers agreed to customary standstill provisions related to our company for a period of two years through May 2, 2022, as well as to vote their shares in favor of matters recommended by our board of directors for approval by our shareholders for the same time period. Additionally, on April 14, 2020, we entered into a registration rights agreement with the purchasers, pursuant to which we agreed to register the shares of common stock and the shares issuable upon exercise of warrants held by the purchasers in accordance with the terms and conditions therein.
August 2020 Public Equity Offering
On August 28, 2020, Invicta Media Investments, LLC purchased 256,000 shares of the Company’s common stock pursuant to the Company’s public equity offering.
Related Person Transactions Approval Policy
The Board adopted a written related person transaction approval policy, which sets forth the Company’s policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the SEC. This policy applies to any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we are a participant and in which a related person has a direct or indirect interest where such person’s interest in the transaction(s) involves at least $120,000 in value. In order for the transaction, arrangement or relationship to be subject to this policy, there must be a financial aspect to the transaction, which may, for example, involve payments between us and the related person or otherwise provides value to one of the parties.
Under the policy, a related person is any (1) person who is or was since the beginning of the last fiscal year an executive officer, director or nominee for election as a director of the Company; (2) greater than 5% beneficial owner of our common stock; or (3) immediate family member of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers-and fathers-in-law, sons- and daughters-in law, and brothers- and sisters-in-law and anyone residing in such person’s home, except for tenants or employees.

Prior to entering into any related person transaction, the Audit Committee must be presented with the relevant information about the proposed transaction in order for the committee to assess whether the related person transaction is beneficial to the Company and the proposed terms are fair to us. The committee is authorized to approve, deny, or approve subject to specified conditions, any related party transaction in its sole discretion. The policy also outlines certain factors that the Audit Committee may take into account in considering a related person transaction and itemizes certain routine transactions which are exempt from the policy.
The types of routine transactions that are exempt from the Company’s related person transaction policy consist of:
•
any employment by the Company of an executive officer of the Company if (a) the related compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K or (b) the executive officer is not an immediate family member of another executive officer, director or 5% or greater shareholder of the Company, the related compensation would be reported in the Company’s proxy statement under Item 402 of Regulation S-K if the executive officer was a “named executive officer,” and the Company’s Compensation Committee approved (or recommended that the Board approve) the compensation;

•	any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K;
•
any transaction in which the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g., dividends);

•
any transaction with another company at which a related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues; and

•	any transaction with a related person involving services as a bank depositary of funds, transfer agent, registration, trustee under a trust indenture, or similar services.
All of the transactions described in this section titled “Certain Relationships and Related Transactions” were approved or ratified by the Audit Committee.

AUDIT MATTERS
Report of the Audit Committee
The Audit Committee is composed of three independent directors listed below and is responsible for overseeing our management and independent registered public accounting firm in respect of our accounting and financial reporting. In performing our oversight function, we rely upon advice and information received in our discussions with management and the independent registered public accounting firm.
We have (a) reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended February 1, 2020 with management; (b) discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission; and (c) received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning their independence, and discussed with Deloitte & Touche LLP their independence.
Based on the review and discussions with management and the Company’s independent registered public accounting firm referred to above, we recommended to the Board that our audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020 for filing with the Securities and Exchange Commission.
THE AUDIT COMMITTEE

JILL KRUEGER (CHAIR)
LANDEL C. HOBBS
DARRYL C. PORTER
Fees Billed by Deloitte & Touche LLP
Deloitte & Touche LLP has been our independent registered public accounting firm since fiscal 2002. In addition to reimbursement for certain out-of-pocket expenses, the following table presents the aggregate fees billed for professional services by Deloitte & Touche LLP for the last two completed fiscal years.
Description of Fees	Fiscal 2020	Fiscal 2019
Audit Fees	$460,000	$457,000
Audit-Related Fees	268,800	224,600
Total Audit and Audit-Related Fees	728,800	681,600
Tax Compliance Fees	102,800	98,600
Tax Consultation and Advice Fees	21,600	41,300
Total Tax Fees	124,400	139,900
All Other Fees	—	—
Total	$853,200	$821,500
The following is a description of the above services:
Audit Fees. The audit fees set forth above for fiscal 2020 and fiscal 2019 consist of fees billed by Deloitte & Touche LLP for audit services in connection with their review of our interim financial statements for the first three quarters of each fiscal year and for the audit of our fiscal year-end financial statements.
Audit-Related Fees. The audit-related fees set forth above for fiscal 2020 and fiscal 2019 consist of fees billed by Deloitte & Touche LLP for consultation regarding other accounting matters and audit services that normally are provided by an independent registered public accounting firm in connection with filings or engagements, such as comfort letters, consents related to SEC registration statements and other services related to SEC matters for the fiscal year.
Tax Fees. The tax compliance fees set forth above consist solely of fees billed by Deloitte & Touche LLP for preparation of federal, state and local income tax returns and Internal Revenue Service audit assistance. The tax consultation and advice fees set forth above for fiscal 2020 and fiscal 2019 primarily consist of fees billed for consultation and assistance in connection with IRS section 382 and net operating loss matters, including change-in-control analysis, state sales tax nexus, preparation for tax planning regarding various federal and state income tax matters, as well as assistance with employee compensation tax matters.
All Other Fees. We were not billed any amounts by Deloitte & Touche LLP for other products and services during fiscal 2020 or fiscal 2019.
Approval of Independent Registered Public Accounting Firm Services and Fees
The Audit Committee charter requires that our Audit Committee approve the retention of our independent registered public accounting firm for any non-audit service and consider whether the provision of these non-audit services by our independent registered public accounting firm is compatible with maintaining our independent auditor’s independence, prior to engagement for these services. All such services performed in fiscal 2020 and fiscal 2019 were approved by our Audit Committee. Our Audit Committee actively monitors the relationship between audit and non-audit services provided. All of the services listed under the headings Audit-Related Fees and Tax Fees were pre-approved by our Audit Committee.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The following questions and answers are intended to address some commonly asked questions regarding the matters to be considered at the Annual Meeting, or at any adjournments or postponements thereof. We urge you to read the entire proxy statement carefully because the information in this section does not provide all information that might be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement and the documents referred to in this proxy statement, which you should read carefully.
Q:	What is the purpose of the Annual Meeting?
A:	The Annual Meeting is being held for the purpose of considering and taking action with respect to the following:
1.	To elect eight persons to serve as directors on the Board until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified;
2.	To approve, on an advisory basis, the fiscal 2020 compensation of the Company’s named executive officers as disclosed in the proxy statement; and
3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2022.
We will also transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.
Q:	Who is entitled to vote at the Annual Meeting?
A:
Only Company shareholders of record as of the close of business on April 27, 2021 will be entitled to notice of, and to vote at, the Annual Meeting. Our common stock is our only authorized and issued voting security. Every share is entitled to one vote on each matter that comes before the Annual Meeting. At the close of business on the record date, we had 16,384,402 shares of our common stock outstanding and entitled to vote.

Q:	Who is entitled to attend the Annual Meeting?
A:
All Company shareholders of record as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Registration will begin at 8:30 a.m. CT. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), and you wish to vote your shares at the Annual Meeting, instead of by proxy, you will need to obtain a legal proxy issued to you by your broker or other nominee entitling you to vote at the Annual Meeting.
Q:	What constitutes a quorum for the Annual Meeting?
A:
The presence at the Annual Meeting, in person or represented by proxy, of the holders of a majority of the outstanding shares of our common stock as of the record date entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies marked “Abstain” or “Withheld” and “broker non-votes” are counted in determining whether a quorum is present for the transaction of business at the Annual Meeting. A “broker non-vote” is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on a particular proposal.

Q:	What are my choices when voting on each proposal?
A:	For Proposal No. 1, you may either vote FOR or WITHHOLD authority to vote for each nominee for the Board. You may vote FOR, AGAINST, or ABSTAIN on the other proposals included in this proxy statement.
Q:	What vote is required to approve each proposal?
A:
With respect to Proposal No. 1, directors are elected by a plurality of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal, which means that the eight nominees receiving the most votes will be elected. Shareholders do not have the right to cumulate their votes in the election of directors or with respect to any other proposal or matter.

For Proposal No. 2, the advisory vote to approve our named executive officers’ 2020 compensation as disclosed in this proxy statement is not binding on us. We will consider our shareholders to have approved Proposal No. 2 if the number of votes cast FOR this proposal exceeds the number of votes cast AGAINST this proposal.
For Proposal No. 3, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote on the proposal (provided that the number of shares voted in favor of such proposal constitutes more than 25% of the outstanding shares of our common stock) is required for approval of this proposal.
Q:	How will votes to withhold authority, abstentions and “broker non-votes” be treated at the Annual Meeting?
A:
Shares of our common stock represented at the Annual Meeting for which proxies have been received but with respect to which shareholders have withheld authority or abstained will be treated as present at the Annual Meeting for purposes of determining whether a quorum exists.

We will not count WITHHOLD authority as either for or against a director nominee, so WITHHOLD authority has no effect on the election of a director. Abstentions will have no effect on the advisory approval of Proposal No. 2. An abstention on Proposal No. 3 will have the same effect as an AGAINST vote on the proposal.
Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on discretionary, or routine, matters but not on non-discretionary, or non-routine, matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on routine matters, such as ratification of our independent registered public accounting firm (Proposal No. 3), but not on non-routine matters such as the election of directors (Proposal No. 1), or the advisory vote on our 2020 executive compensation (Proposal No. 2). Accordingly, we urge you to direct your broker or nominee to vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.
Consistent with our historical practice, if a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on proposals at the Annual Meeting, such “broker non-votes” will be counted for purposes of determining the presence of a quorum at the Annual Meeting, but will not be considered as present in person or by proxy and entitled to vote for purposes of determining the approval or disapproval of any proposal that requires the affirmative vote of the holders of a majority of the number of shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote. Therefore, except to the extent such broker non-votes could cause the affirmative vote total to be 25% or less of the number of our outstanding shares with respect to Proposal No. 3, broker non-votes will have no effect on the outcome of any of the proposals.
Q:	What is the Board’s recommendation with regard to each proposal?
A:	The Board makes the following recommendation with regard to each proposal:
•	The Board recommends a vote FOR all eight of the director nominees.
•	The Board recommends a vote FOR approval, on an advisory basis, of the fiscal 2020 compensation of the Company’s named executive officers as disclosed in this proxy statement.
•	The Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending January 29, 2022.
Q:	What if I do not specify a vote for a proposal when returning a proxy?
A:	Shareholders should specify their vote on each proposal. If no specific instructions are given, proxies that are signed and returned will be voted:
•	FOR the election of all eight of the director nominees;
•	FOR the advisory approval of the fiscal 2020 compensation of the Company’s named executive officers;

•
FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm as the Company’s independent registered public accounting firm for the year ending January 29, 2022.

Q:	How can I vote at the Annual Meeting?
A:	You may vote shares by proxy or at the Annual Meeting using one of the following methods:
•
Voting by Internet. You can vote over the Internet using the procedures and instructions described on the Notice Regarding Availability of Proxy Materials or proxy card. If you received a proxy card and vote over the Internet, you need not return your proxy card.

•
Voting by Telephone. You can vote by telephone using the directions on your proxy card by calling the toll-free number printed on the card. If you received a proxy card and vote by telephone, you need not return your proxy card.

•
Voting by Proxy Card. You can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by June 16, 2021.

•
Voting in Person. You can vote in person at the Annual Meeting if you are the record owner of the shares to be voted. If you hold your shares in “street name” (that is, through a broker or other nominee) and you wish to vote your shares at the Annual Meeting instead of by proxy, you will need to bring a legal proxy issued to you by your broker or other nominee entitling you to vote in person.

Q:	What do I need to do if I plan to attend the Annual Meeting in person?
A:
If you plan to attend the Annual Meeting in person, you must provide proof of your ownership of Company shares (such as a brokerage account statement or the voting instruction form provided by your broker) and a form of government-issued personal identification (such as a driver’s license or passport) for admission to the meeting. If you wish to vote at the Annual Meeting you will have to provide evidence that you owned Company shares as of April 27, 2021, the record date for the Annual Meeting. If you own your shares in the name of a bank or broker, and you wish to be able to vote at the Annual Meeting, you must obtain a proxy, executed in your favor, from the bank or broker, indicating that you owned Company shares as of the record date.

Failure to provide adequate proof that you were a shareholder on the record date may prevent you from being admitted to the Annual Meeting.
Q:	Can I vote my shares without attending the Annual Meeting?
A:
Yes. Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote without attending the Annual Meeting. If you are a shareholder of record, you may vote without attending the Annual Meeting only by submitting a proxy by telephone, by Internet or by signing and returning a proxy card. If you hold your shares in street name you may vote by submitting voting instructions to your broker or other nominee, following the directions provided by such broker or other nominee.

Q:	How do I access the proxy materials?
A:
Under rules of the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders on the Internet, rather than mailing printed copies to these shareholders. We are mailing copies of our proxy materials to shareholders who request printed copies. If you received a Notice Regarding Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice Regarding Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice Regarding Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice Regarding Availability of Proxy Materials.

Q:	Can I change my vote after I return my proxy?
A:	Yes. You may revoke any proxy and change your vote at any time before the vote at the Annual Meeting. You may do this by:
•	signing and delivering to our Corporate Secretary a new proxy or a notice stating that your proxy is being revoked prior to the Annual Meeting;
•
calling the toll-free number on your proxy card and following the instructions to vote again, or by accessing the web site printed on your Notice Regarding Availability of Proxy Materials or proxy card and following the instructions to vote again; or

•	attending the Annual Meeting and voting at the Annual Meeting.
Attending the Annual Meeting alone will not revoke your proxy unless you specifically request it.
Q:	May the Annual Meeting be adjourned?
A:
If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Q:	Who solicits proxies and who pays the expenses incurred in connection with the solicitation of proxies?
A:
We pay for preparing, printing and mailing this Proxy Statement and the Notice of Internet Availability of Proxy Materials. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in total. In addition, certain directors, officers and regular employees may solicit proxies by telephone, the Internet, email or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our shares. We will reimburse them for their reasonable out-of-pocket expenses in forwarding these materials.

Q:	How may I obtain additional copies of the annual report and/or proxy statement?
A:
Our annual report on Form 10-K for our fiscal year ended January 30, 2021 including audited financial statements and the proxy statement for our 2021 Annual Meeting are available online at https://investors.imediabrands.com/financials/annual-reports-and-proxies/default.aspx. Please follow the instructions on the Notice Regarding the Availability of Proxy Materials to request a paper copy of the materials. For additional printed copies, which are available without charge, please contact our corporate secretary by mail at iMedia Brands, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary.

Q:	What is the deadline for submitting a shareholder proposal, including director nominations, for inclusion in the proxy statement for our annual meeting to be held in 2022?
A:
We must receive shareholder proposals intended to be presented at our annual meeting of shareholders to be held in 2022 that are requested to be included in the proxy statement for that meeting at our principal executive office no later than January 4, 2022. The inclusion of any shareholder proposals in those proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8. Written copies of all shareholder proposals should be sent to iMedia Brands, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary. Under our By-Laws, we must receive notice of any other shareholder proposal intended to be presented at our 2021 annual meeting of shareholders on or before April 17, 2022 but not earlier than March 18, 2022.

Q:	What happens if other matters come up at the Annual Meeting?
A:
The matters described in this proxy statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the appointed proxies will vote your shares in accordance with their discretion.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our securities as of April 16, 2021 based on a total of 16,311,236 shares of common stock outstanding as of that date by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director, (iii) each of our NEOs, and (iv) all directors and executive officers as a group. The table below includes the number of shares underlying rights to acquire common stock that are exercisable or scheduled to vest within 60 days of April 16, 2021. Shareholders listed below possess sole voting and investment power with respect to their shares and have a mailing address of 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, unless otherwise indicated.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Non-Employee Directors and Director Nominees:
Michael Friedman(a)	1,438,037	8.58%
Landel C. Hobbs(b)	60,032	*
Jill Krueger(c)	15,182	*
Eyal Lalo(d)	2,019,847	11.93%
Lisa A. Letizio(c)	41,533	*
Darryl C. Porter(e)	3,682	*
Aaron P. Reitkopf(c)	18,810	*

Named Executive Officers:
Timothy A. Peterman(f)	86,753	*
Jean Sabatier(g)	54,506	*
James Spolar	—	—

All directors and current executive officers as a group (9 persons)(h)	3,738,382	21.43%

5% or Greater Shareholders:
Invicta Media Investments, LLC(i) 3069 Taft Street Hollywood, Florida 33021	3,457,884	19.89%
*	Represents less than 1% ownership.
(a)	Includes warrants to purchase 451,414 shares of common stock.
(b)	Includes 10,252 RSUs and options to purchase 3,000 shares.
(c)	Includes 10,252 RSUs.
(d)	Includes 1,390,394 shares held by Invicta Media, a subsidiary of IWCA, which is owned by Mr. Lalo. Also includes warrants to purchase 619,852 shares of common stock.
(e)	Includes 3,582 RSUs.
(f)	Includes warrants to purchase 7,291 shares of common stock.
(g)	Includes 2,917 RSUs and options to purchase 5,834 shares.
(h)	Includes 47,507 RSUs, options to purchase 8,834 shares and warrants to purchase 1,078,557 shares.
(i)
Includes warrants to purchase 1,071,266 shares of common stock. The warrants are subject to blocker provisions whereby no purchaser of warrants may exercise a warrant if the holder would own over 19.999% of our outstanding common stock. Additional information can be found in the joint Schedule 13D/A filed on September 17, 2020 by Invicta Media, IWCA, Eyal Lalo, Michael Friedman and Leah Friedman.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act and the regulations promulgated thereunder require directors and certain officers and persons who own more than ten percent of any class of our voting securities to file reports of their ownership of our common stock and changes in their ownership with the SEC. Based on a review of reports filed by these reporting persons and written representations by our directors and executive officers, we believe that all of our directors, executive officers and persons who own more than ten percent of any class of our voting securities complied with all filing requirements applicable to them except one late report filed on behalf of Mr. Peterman with respect to a single transaction consisting of shares issued upon vesting of PSUs.

DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2022 ANNUAL MEETING
The deadline for our receipt of any shareholder proposals intended to be presented at our 2022 Annual Meeting of Shareholders and included in the proxy statement for that meeting is January 4, 2022. The inclusion of any shareholder proposals in those proxy materials is subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.
In addition, our By-Laws contain advance notice provisions requiring that, if a shareholder wants to present a proposal (other than pursuant to Rule 14a-8) or nominate directors at our 2022 Annual Meeting of Shareholders (whether or not to be included in the proxy statement), the shareholder must provide timely written notice thereof in accordance with the By-Laws. In order to be timely, the notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than April 17, 2022 nor earlier than March 18, 2022. The By-Laws set forth detailed information that must be submitted with any shareholder proposal or director nomination. In the event that the date of the 2022 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary date of the 2021 Annual Meeting, however, notice by the shareholder must be delivered, or mailed and received, not later than the 90th day prior to the 2022 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of the 2022 Annual Meeting is first made. A copy of the full text of the By-Laws may be obtained by writing to the attention of our Corporate Secretary at the address below. Written copies of all shareholder proposals should be sent to iMedia Brands, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary.
ANNUAL REPORT AND AVAILABLE INFORMATION
Our annual report for our fiscal year ended January 30, 2021 accompanies this proxy statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material. Shareholders may obtain free of charge a copy of our latest annual report (without exhibits) as filed with the SEC by writing to: iMedia Brands, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary or calling (952) 943-6000. In addition, all of our public filings, including our annual report, can be found free of charge on the SEC’s website at www.sec.gov, or on our website at www.imediabrands.com. The information on our Internet website is not incorporated by reference into this proxy statement.
HOUSEHOLDING OF PROXY MATERIALS
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. In addition, if you currently are a shareholder who shares an address with another shareholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered shareholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.
OTHER MATTERS
As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this proxy statement. If other matters are properly presented at the Annual Meeting and you are a shareholder of record and have submitted a completed proxy card or voting instruction form, the persons named as proxies in such proxy card or voting instruction form will vote your shares in accordance with their discretion.
No appraisal or dissenters’ rights will be available to Company shareholders in connection with the proposals to be considered at the Annual Meeting.

IMEDIA BRANDS, INC.
6740 SHADY OAK RD.
EDEN PRAIRIE, MN 55344

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 15, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 15, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D53503-P56286

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IMEDIA BRANDS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michael Friedman	05) Lisa A. Letizio
02) Landel C. Hobbs	06) Timothy A. Peterman
03) Jill Krueger	07) Darryl C. Porter
04) Eyal Lalo	08) Aaron P. Reitkopf

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D53504-P56286

iMedia Brands, Inc.
Annual Meeting of Shareholders
June 16, 2021 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Timothy A. Peterman and Jean Sabatier, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of iMedia Brands, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, CDT on June 16, 2021, at the iMedia Brands, Inc. Corporate Offices, 6690 Shady Oak Road, Eden Prairie, MN 55344, and any adjournment or postponement thereof upon matters set forth in the proxy statement and, in their judgment and discretion, upon any other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Notwithstanding the foregoing, if this proxy is to be voted for any nominee named on the reverse side and such nominee is unwilling or unable to serve, this proxy will be voted for a substitute in the discretion of the proxies.

Continued and to be signed on reverse side